UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2023

GreenLight Biosciences Holdings, PBC

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39894	85-1914700
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 Hartwell Ave
Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 616-8188

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRNA	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Common Stock for $11.50 per share	GRNAW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 (the “Amendment”) to the Registrant’s Current Report on Form 8-K filed on May 30, 2023 (the “Original Report”) is being filed to amend and restate Item 1.01. The only change to such disclosure is to correct an error in the calculation of the Black-Scholes Warrant Value as of the close of trading on May 26, 2023, which would have been equal to approximately $0.0238. Except as described above, this Amendment does not amend, update or change any other disclosures in the Original Report. In addition, the information contained in this Amendment does not reflect events occurring after the filing of the Original Report and does not modify or update the disclosures therein, except as specifically identified above.

Item 1.01	Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 29, 2023 Greenlight Biosciences Holdings, PBC, a Delaware Corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with SW ParentCo, Inc., a Delaware corporation (“Parent”), and SW MergerCo, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Surviving Corporation”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Parent has agreed to cause Merger Sub to commence a tender offer (as it may be extended, amended or supplemented from time to time, the “Offer”), to acquire all of the outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), other than certain excluded shares, for $0.30 per share, net to the seller in cash, without interest thereon (the “Offer Price”), and subject to any required withholding, upon the terms and subject to the conditions of the Merger Agreement.

The Offer will initially remain open for 20 business days (as calculated in accordance with Rule 14d-1(g)(3) under the Securities Exchange Act of 1934, as amended) from (and including) the date of commencement of the Offer. If at the scheduled expiration time of the Offer, any condition to the Offer (other than any conditions that by their nature are to be satisfied at the expiration of the Offer, but subject to such conditions remaining capable of being satisfied) has not been satisfied and has not been waived by Parent or Merger Sub (to the extent waivable), Merger Sub may, in its discretion, and Parent may cause Merger Sub to, extend the Offer in accordance with the terms of the Merger Agreement to permit the satisfaction of all Offer conditions. The obligation of Merger Sub to consummate the Offer is subject to the satisfaction or waiver of conditions, including, among others, there being a number of shares of Company Common Stock validly tendered (and not properly withdrawn) prior to the expiration of the Offer (but excluding shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” by the “depository,” as such terms are defined in section 251(h)(6) of the Delaware General Corporate Law (the “DGCL”)), together with any shares of Company Common Stock otherwise owned by Merger Sub or its “affiliates” (as defined in section 251(h)(6) of the DGCL) that do not represent at least (a) a majority of the outstanding Company Common Stock, not otherwise owned by Merger Sub, its “affiliates” (as defined in section 251(h)(6) of the DGCL) or the Rollover Stockholders, (as defined below) and (b) the number of the shares of Company Common Stock outstanding immediately following the consummation of the Offer that, together with the shares of Company Common Stock owned by Merger Sub, its “affiliates” (as defined in section 251(h)(6) of the DGCL) and the Rollover Stockholders, equals at least such percentage of the shares of Company Common Stock, and of each class or series thereof, that would be required to adopt the Merger Agreement under the DGCL and the Company’s organizational documents (the “Minimum Condition”).

The Merger is to become effective, upon the terms and subject to the conditions of the Merger Agreement, at the date and time when a certificate of merger (the “Certificate of Merger”) has been duly filed with the Secretary of State of the State of Delaware, or at such later date and time as is agreed upon in writing by the parties and specified in the Certificate of Merger (the “Effective Time”). At the Effective Time, each share of Company Common Stock shall be converted automatically into and shall thereafter represent only the right to receive the Offer Price (other than shares of Company Common Stock (i) owned by the Company as treasury stock (ii) owned by Merger Sub immediately before the Effective Time, (iii) that were irrevocably accepted by Merger Sub in the Offer, (iv) held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the DGCL or (v) that are subject to the Contribution and Exchange Agreements (as defined below)), subject to applicable withholding.

At the Effective Time, each share of capital stock of Merger Sub issued and outstanding immediately before the Effective Time shall be converted into and become one fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Corporation. The Merger Agreement was unanimously approved by a special committee (the “Special Committee”) appointed by the board of directors of the Company (the “Board”) and recommended to the full Board, which resolved to recommend the Company’s stockholders tender their shares of Company Common Stock in the Offer (the “Company Recommendation”).

The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent and Merger Sub, including, among others, covenants by the Company to conduct its business in the ordinary course of business during the period between execution of the Merger Agreement and the consummation of the Merger (the “Closing”) and prohibiting the Company from engaging in certain kinds of activities during such period without the consent of Parent. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract between the respective parties and are subject to representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by a confidential disclosure schedule made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and are subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders or securities laws. Investors and security holders are not and will not be third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement also contains customary termination provisions for both the Company and Parent, as described in more detail below.

The Merger is subject to customary closing conditions. The Closing shall occur without a vote of the stockholders of the Company in accordance with Section 251(h) of the DGCL.

The Merger Agreement provides for a 30-day “go-shop” period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. (New York City time) on June 28, 2023, during which period the Company and its representatives are permitted to actively initiate, solicit, knowingly facilitate or encourage alternative acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative acquisition proposals. After such 30-day go-shop period and subject to certain exceptions, the Company will be subject to a customary “no-shop” provision whereby it is prohibited from (i) entering into solicitations, discussions or negotiations concerning, or providing confidential information in connection with, any alternative transaction and (ii) withholding, withdrawing, qualifying, amending or modifying the Company Recommendation in a manner adverse to Parent.

The “no shop” provision allows the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information and engage in discussions and negotiations with respect to an unsolicited acquisition proposal that constitutes or is reasonably expected to lead to an alternative transaction that the Board (or an authorized committee thereof, including the Special Committee) determines would be more favorable, from a financial point of view, to the Company’s stockholders than the Merger and in the best interests of those materially affected by the Company’s conduct (a “Superior Proposal”).

Under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, the Company is permitted to terminate the Merger Agreement prior to the Acceptance Time (as defined in the Merger Agreement) to accept a Superior Proposal, subject to the payment of an expense reimbursement. The Company is also required to pay an expense reimbursement (A) if Parent terminates because, (i) the Board, acting on the recommendation of the Special Committee, shall have effected an Adverse Recommendation Change (as defined in the Merger Agreement); provided, that Parent must provide notice of termination within five (5) business days of the Adverse Recommendation Change, (ii) the Company materially breaches Section 5.3 of the Merger Agreement, (iii) the Company fails to recommend against a competing tender or exchange offer within ten (10) business days thereof, (iv) the Company fails to publicly affirm the Company Recommendation in favor of the Offer within ten (10) business days of a request from Parent (when permitted to make such a request under the Merger Agreement), or (v) the Acceptance Time has not occurred by February 29, 2024 (or as extended in accordance with the Merger Agreement) if as of such time Parent could have terminated the Merger Agreement pursuant to any of clauses (i) through (iv) immediately above or (B) if, following the date of the Merger Agreement, (i) an alternative acquisition proposal is publicly announced and has not been withdrawn prior to termination of the Merger Agreement, (ii) (x) Parent terminates the Merger Agreement because the Company breaches any of its representations or warranties, or fails to perform any of its covenants or agreements contained in the Merger Agreement, in any such case, which gives rise to the failure of certain offer conditions in the Merger Agreement (and such breach is not cured within 20 business days thereof or is not capable of being cured), or (y) either party terminates the Merger Agreement because the Offer has expired as a result of the non-satisfaction of one or more offer conditions or has been terminated or withdrawn and (iii) within 12 months after termination, the Company consummates any alternative transaction or enters into a definitive agreement providing for an alternative transaction. In no event would the Company be required to pay an expense reimbursement fee on more than one occasion. The Company’s expense reimbursement obligation cannot exceed $1,575,000.

If the Acceptance Time occurs, the Company must reimburse Parent for all of its fees and expenses relating to the Merger Agreement, the Note Purchase Agreement, the Contribution and Exchange Agreements and the transactions contemplated thereby, including the Offer and the Merger, without any cap.

Immediately prior to the Effective Time:

•

Each option to purchase shares of Company Common Stock (each, a “Company Option”), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time and has a per share exercise price less than the Offer Price (an “In-The-Money Option”) shall be cancelled in exchange for an amount in cash equal to the number of shares of Company Common Stock subject to such Company Option multiplied by the amount by which (x) the Offer Price exceeds (y) the per share exercise price for such an In-the-Money Option (the “Company Option Cash Out Amount”);

•	Each Company option that is not an In-The-Money Option shall be cancelled at the effective time without payment; and

•

Each outstanding restricted stock unit award subject to time-based or other vesting restrictions (each, a “Company RSU Award”) immediately prior to the Effective Time, shall, to the extent not vested, become fully vested and then (ii) each such Company RSU Award shall be automatically canceled in consideration for the right to receive a lump sum cash payment equal to the product of (x) the Offer Price and (y) the number of shares of Company Common Stock represented by such Company RSU Award (the “Company RSU Cash Out Amount”).

Payment of the Company Option Cash Out Amount and the Company RSU Cash Out Amount shall be made no later than thirty (30) business days following the Closing, subject to any applicable withholding taxes.

In addition, the Company shall promptly take all necessary actions to ensure that no offering or purchase period commences under the Company’s 2022 Employee Stock Purchase Plan (the “Company ESPP”) and that no shares of capital stock of the Company are issued under the Company ESPP. Prior to the Effective Time, the Company shall take all necessary actions to terminate the Company ESPP.

At the Effective Time, each outstanding warrant to purchase shares of Company Common Stock pursuant to the Warrant Agreement, dated January 13, 2021, by and between Environmental Impact Acquisition Corp. and Continental Stock Transfer & Trust Company (the “Warrant Agreement”) will, in accordance with its terms, automatically and without any required action on the part of the holder thereof, become a warrant exercisable for the Offer Price that such holder would have received if such warrant had been exercised immediately prior to the Effective Time; provided that if a holder of such warrant properly exercises such warrant within thirty (30) days following the public disclosure of the consummation of the Merger, the holder of such warrant will be entitled to the Black-Scholes Warrant Value (as defined in the Warrant Agreement) with respect to such warrant, which would have been equal to approximately $0.0238 per warrant as of the close of trading on May 26, 2023.

The foregoing description of the terms of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated herein by reference.

Contribution and Exchange

In connection with the transactions contemplated by the Merger Agreement, Parent and certain existing stockholders of the Company (the “Rollover Stockholders”) each entered into a Contribution and Exchange Agreement (collectively, the “Contribution and Exchange Agreements”) pursuant to which the Rollover Stockholders agreed to contribute in aggregate 120,521,038 shares of Company Common Stock (the “Rollover Shares”) to Parent, in exchange for shares of Series A-2 Preferred Stock, par value $0.001 per share, of Parent. Such Rollover Shares constitute approximately 79.46% of the total issued and outstanding shares of Company Common Stock as of the date hereof. The Contribution and Exchange Agreements will terminate upon the first to occur of the consummation of the Merger, the date and time that the Merger Agreement is terminated in accordance with its terms and the date and time that the Board or the Special Committee make an Adverse Recommendation Change in accordance with the Merger Agreement.

Financing

In connection with the transactions contemplated by the Merger Agreement, Parent and certain investors entered into a Secured Convertible Note Purchase Agreement (the “Note Purchase Agreement”), to which the Company is a third party beneficiary, under which Parent shall issue up to $100 million of Convertible Secured Promissory Notes (“Parent Notes”) to the investors at the Closing, of which $52.075 million is committed as of the date hereof with the $52.075 million being inclusive of $15 million in Advance Notes (as defined below).

In connection therewith, the Company will receive $15 million of cash and will issue $15 million of unsecured notes (the “Advance Notes”) for the purpose of providing working capital to the Company. At Closing, the Advance Notes shall automatically be exchanged for Parent Notes issued by Parent, with the principal balance of the Advance Notes plus all accrued interest being credited towards the Parent Notes principal amount on a dollar-for-dollar basis.

The Advance Notes will bear interest at a fixed rate equal to 10% per annum per year. In the event of payment defaults on interest or principal when due, the interest rate will be increased to 15% per annum. The Advance Notes will mature upon the earlier to occur of a written demand from the holders of a majority of the aggregate principal and May 30, 2024. The Advance Notes are subject to certain customary events of default, including upon certain bankruptcy or insolvency events after which the Advance Notes would become automatically due and payable. The Advance Notes are subordinated to the Company’s obligations under the (i) loan and security agreement with Horizon Technology Finance Corporation and Powerscourt Investments XXV, LP and (ii) loan and security agreement with Silicon Valley Bank.

The foregoing description of the terms of the Advance Notes does not purport to be complete and is qualified in its entirety by the terms and conditions of the Advance Notes, the form of which is filed as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Advance Notes set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events

On May 30, 2023, the Company and Parent issued a press release announcing the entry into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Important Information and Where to Find It

The tender offer referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities of the Company, nor is it a substitute for the tender offer materials that the Company, Parent or its acquisition subsidiary, Merger Sub, will file with the U.S. Securities and Exchange Commission (the “SEC”). The solicitation and offer to buy the Company Common Stock will only be made pursuant to an Offer to purchase and related tender offer materials that Parent intends to file with the SEC. At the time the tender offer is commenced, Parent and Merger Sub will file a Tender Offer Statement on Schedule TO and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE COMPANY’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ CAREFULLY THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, BECAUSE THEY WILL EACH CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF THE COMPANY SECURITIES AND OTHER INVESTORS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING WITH RESPECT TO THE TENDER OFFER, OR, IF APPLICABLE, VOTING ON THE TRANSACTION. The Offer to purchase, the related Letter of Transmittal, certain other tender offer documents, as well as the Solicitation/Recommendation Statement will be made available to all stockholders of the Company at no expense to them and will also be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting either Parent or the Company. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://investors.greenlightbio.com/financial-information/sec-filings or by contacting the Company’s Investor Relations Department at press@greenlightbio.com. Copies of the documents filed with the SEC by Parent will be available free of charge on Parent’s website at https://fall-line-capital.com/contact/ or by contacting Parent’s Investor Relations Department at info@fall-line-cap.com or 650-235-4032.

In addition to the Offer to purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement Parent and the Company each file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other information filed by Parent or the Company at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Parent’s and the Company’s filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Forward-Looking Statements

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “will,” “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Forward-looking statements are based on the Company’s current plans and expectations, estimates and projections about the industry and markets in which the Company operates and the Company’s beliefs and assumptions as to the timing and outcome of future events, including related to the timing of, and costs associated with, the transactions described in this communication. While the Company’s management believes the assumptions underlying the forward-looking statements are reasonable, such information is necessarily subject to uncertainties and may involve certain risks and uncertainties which are, in many instances, difficult to predict and beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, among others: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (ii) the failure to satisfy any of the other conditions to the completion of the proposed Merger, including the risk that Parent may not receive the requisite number of shares tendered from Company stockholders to complete the Offer prior to the outside date set forth in the Merger Agreement; (iii) the effect of the announcement of the proposed Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; (iv) the response of the Company’s competitors to the proposed Merger; (v) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed Merger; (vi) the ability to meet expectations regarding the timing and completion of the proposed Merger; (vii) significant costs associated with the proposed Merger; (viii) potential litigation relating to the proposed Merger; (ix) restrictions during the pendency of the proposed Merger that may impact the Company’s ability to pursue certain business opportunities; (x) the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the Merger Agreement; (xi) the closing of the proposed financing; and (xii) the other risks, uncertainties and factors detailed in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein.

There can be no assurance that the proposed transactions will in fact be consummated. The Company cautions investors not to unduly rely on any forward-looking statements. The Company is providing the information in this communication as of this date and assumes no obligations to update the information included in this communication or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and the Company does not intend to do so.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

2.1*#	Agreement and Plan of Merger, dated as of May 29, 2023, by and among Greenlight Biosciences Holdings, PBC, SW ParentCo, Inc. and SW MergerCo, Inc.

4.1*#	Form of Advance Note

99.1#	Press Release, dated May 30, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

#	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREENLIGHT BIOSCIENCES HOLDINGS, PBC

Date: July 13, 2023	By:	/s/ Nina Thayer
Nina Thayer
General Counsel, Chief Compliance Officer & Corporate Secretary